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                                                                     Exhibit 4.3

                          BRIDGE STREET FINANCIAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT



is the owner of


                     FULLY PAID AND NONASSESSABLE SHARES OF
                   COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

                          BRIDGE STREET FINANCIAL, INC.

(the "Corporation"), a corporation formed under the laws of the State of Delaware. The shares represented by this Certificate are transferrable only on the stock transfer books of the Corporation by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:

By:                                               By:

                  _________________________             ________________________
                  Corporate Secretary                   Gregory J. Kreis
                                                        President and Chief
                                                         Executive Officer

                                                  Registrar and Transfer Company
                                                  Registrar and Transfer Agent

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                          Bridge Street Financial, Inc.

     The shares represented by this Certificate are issued subject to all the provisions of the Certificate of Incorporation and By-Laws of Bridge Street Financial, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation.

     The Certificate of Incorporation of the Corporation contains certain provisions, applicable upon the effective date and for the five (5) years following the effective date of the conversion of Oswego County Savings Bank (the "Bank") from a New York savings bank to a national bank and the concurrent acquisition by the Corporation of all of the outstanding capital stock of Oswego County National Bank, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of, in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"). The Certificate of Incorporation contains a provision pursuant to which the holders of shares in excess of 10% of the Voting Stock of the Corporation are not entitled to vote such shares in excess of the 10% limitation. In addition, the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, in excess of 10% of the Voting Stock. These restrictions are not applicable to the Corporation, any subsidiary of the Corporation, or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation and for any subsidiary, or any trust or custodial arrangement established in connection with any such plan.

     The Certificate of Incorporation of the Corporation contains provisions providing that the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation may be required to approve certain business combinations and other transactions with persons who directly or indirectly acquire or hold the beneficial ownership of in excess of 10% of the Voting Stock of the Corporation.

     The Corporation will furnish to any shareholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to its transfer agent and registrar.

                           ----------------------------

     The following abbreviations when used in the inscription on the face of this Certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -    as tenants in common                                 UNIF TRANSFERS TO MIN ACT...................Custodian..
TEN ENT  -    as tenants by the entireties                         .......................................................
JT TEN   -    as joint tenants with right of survivorship          (Cust)                   (Minor)
               and not as tenants in common                        ................................
                                                                   (State)

     Additional abbreviations may also be used though not in the above list

     For value received,____________________________________ hereby sell(s), assign(s) and transfer(s) unto _______________________________________
__________________________________ shares of Common Stock evidenced by this Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s) _____________________________ as Attorney, to transfer the said shares on the books of the herein named Corporation, with full power of substitution.

Date: _________________
                                 Signature______________________________________

                                 Signature______________________________________

                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.